Exhibit 10.54

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SUPPLY AGREEMENT

between

Jazz Pharmaceuticals, Inc., 3180 Porter Drive, Palo Alto, CA 94304

(hereinafter “JAZZ PHARMACEUTICALS”)

and

Siegfried (USA) Inc, 33 Industrial Park Road, Pennsville, NJ, 08070,

(hereinafter “SIEGFRIED”)

Recitals

WHEREAS, SIEGFRIED is engaged in the business of, among other things, manufacturing pharmaceutical products for the pharmaceutical industry;

WHEREAS, JAZZ PHARMACEUTICALS now desires to have SIEGFRIED manufacture for, and supply to, JAZZ PHARMACEUTICALS the Active Material (as herein below defined) in accordance with the terms of this Agreement (as herein below defined);

WHEREAS, JAZZ PHARMACEUTICALS desires SIEGFRIED to supply to JAZZ PHARMACEUTICALS the Active Material in accordance with the terms of this Agreement; and

WHEREAS, SIEGFRIED, subject to the terms and conditions of this Agreement, desires to so supply the Active Material to JAZZ PHARMACEUTICALS in accordance with the terms of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement the Parties agree as follows:

1.	DEFINITIONS

Each of the capitalized terms used in this Agreement (other than the names of the Parties and the headings of the Articles and Sections) shall have the meanings indicated below. Such meanings shall apply equally to all forms of such terms, including singular and plural forms, unless otherwise clearly indicated.

“Act” shall mean the United States Food, Drug and Cosmetic Act, as amended from time to time, and the regulations promulgated thereunder.

“Active Material” shall mean the active pharmaceutical ingredient (API) listed on Schedule 1. hereto.

“Affiliate” shall mean with respect to any Party any person or entity controlling, controlled by, or under common control with a Party at any time during the term of this Agreement. For purposes of this definition, the term “control” shall mean the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting stock, by contract or otherwise. In the case of a corporation, the term “control” shall mean the direct or indirect ownership of at least fifty percent (50%) of the outstanding voting stock.

“Agreement” shall mean this Agreement including its Schedules (and Appendices, if applicable), as may be amended from time to time.

“Batch” means a specific quantity of Active Material that is intended to have uniform character and quality, within specified limits, and is produced during the same cycle of manufacture.

“Business Day” shall mean a day (not being a Saturday or Sunday) on which banks are open for business in New York.

“cGMPs” means current good manufacturing practices, as applicable, as described in:

(a)	Parts 210 and 211 of Title 21 of the United States’ Code of Federal Regulations;

(b)	Division 2 of Part C of the Food and Drug Regulations (Canada);

(c)	EC Directive 91/356/EEC; and

(d)	the latest Health Canada, Ministry of Health, Labour, and Welfare, FDA and EMEA guidance documents pertaining to manufacturing and quality control practice, as updated, amended and revised from time to time and as applicable under the particular circumstances.

“Confidential Information” shall mean any information of whatever kind (including without limitation, data, compilations, formulae, models, patent disclosures, procedures, processes, projections, protocols, results of experimentation and testing, specifications, strategies and techniques), and all tangible and intangible embodiments thereof of any kind whatsoever (including without limitation, samples, apparatus, compositions, documents, drawings, machinery, patent applications, records and reports) which has been or will be disclosed by one Party (“Disclosing Party”) to the other Party (“Receiving Party”) in connection with this Agreement, and which is confidential or proprietary to the Disclosing Party or an Affiliate thereof, including, without limitation, any and all information pertaining to the Active Material and information which relates to the business of either Party, including business plans, strategies, operations policies, procedures, techniques, accounts, marketing plans, financial plans and status, and personnel of either Party.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“DEA” means the United States Drug Enforcement Administration or, if applicable, its international counterparts.

“Effective Date” means April 1, 2010 unless revised by mutual written agreement of the parties in accordance with this Agreement.

“EMEA” means the European Medicines Agency or any successor European governmental agency performing similar functions with respect to pharmaceutical products.

“FDA” means the United States government department known as the Food and Drug Administration or any successor United States governmental agency performing similar functions with respect to pharmaceutical products.

“Finished Dosage Form” shall mean a final form of a drug product containing any Active Material.

“Health Canada” means a section of the Canadian Government known as Health Canada and includes, among other departments, the Therapeutic Products Directorate and Health Products and Food Branch Inspectorate or any successor Canadian governmental agency performing similar functions with respect to pharmaceutical products.

“Hidden Defects” shall mean any instance where a Batch of Active Material fails to conform to the Specifications, such failure not being discoverable upon Inspection or standard testing of Active Material in accordance with Section 3.2 or at any point in the production of the Finished Dosage Form.

“Inspection” shall mean any reasonable activity other than testing to determine the condition of the Product, including without limitation, visual inspection of the packaging condition, visual inspection of the label, visual inspection of Active Material condition, and review of Active Material documentation, and “Inspect” shall mean to conduct an Inspection.

“Intellectual Property” includes, without limitation, rights in patents, patent applications, formulae, trade-marks, trade-mark applications, trade-names, Inventions (as herein defined below), copyright and industrial designs.

“Laws” means all laws, statutes, ordinances, regulations, rules, by-laws, judgments, decrees or orders of any Regulatory Authority applicable to the activities hereunder.

“Manufacture” shall mean all activities with respect to the manufacturing of the Active Material, including, without limitation, production, quality control, packaging and release for shipment.

“Manufacturing Commencement Date” means the date when SIEGFRIED will commence Manufacturing Services to manufacture and package Active Material hereunder.

“Manufacturing Services” means during the period commencing on the Manufacturing Commencement Date and throughout the term of this Agreement, all of the Manufacturing, quality control, quality assurance and stability testing and related services as contemplated in this Agreement.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Manufacturing Site” means the facility owned and operated by SIEGFRIED that is located at 33 Industrial Park Road, Pennsville, NJ, 08070 or such other facility located in the United States that is owned by SIEGFRIED and approved by JAZZ PHARMACEUTICALS pursuant to Section .2.5 of this Agreement.

“Ministry of Health, Labour, and Welfare” means the Japanese regulatory authority responsible for promulgating regulations for the good manufacturing practices related to the manufacture of the Active Material.

“Party/ies” shall mean either JAZZ PHARMACEUTICALS or SIEGFRIED, or both, as the context may require.

“Quality Agreement” shall mean the agreement between JAZZ PHARMACEUTICALS and SIEGFRIED which defines the responsibilities of each Party with respect to the practices to be followed to ensure Active Material quality and compliance under cGMP and applicable Laws, as same may be amended from time to time by written agreement between the Parties. Upon execution, such agreement will be attached to and incorporated by reference in this Agreement.

“Quota” means the manufacturing quota quantity of Active Material allotted by the DEA to SIEGFRIED in order for SIEGFRIED to perform the Manufacturing Services.

“Regulatory Authority” shall mean the FDA, EMEA, Ministry of Health, Labour, and Welfare, Health Canada and any other national or supranational authorities which are responsible for approving the conduct of clinical trials, marketing and sale of pharmaceutical products in their respective markets.

“Specifications” shall mean the detailed description of the technical requirements for the Active Material set out in detail in Schedule 1 attached hereto, as may be updated, amended and revised from time to time in accordance with Section 6.3 of this Agreement.

“Territory” means the entire world.

“United States” means the United States of America, its territories and possessions, including Puerto Rico and the U.S Virgin Islands.

“Year” means in the first year of this Agreement, the period from the Manufacturing Commencement Date up to and including December 31 of the same calendar year, and thereafter shall mean a calendar year.

2.	TECHNOLOGY TRANSFER, MANUFACTURE AND SUPPLY OF ACTIVE MATERIAL

2.1 SIEGFRIED hereby agrees to conduct the technology transfer of the Active Material to the Manufacturing Site in accordance with the plan agreed upon in writing by the Parties (“Technology Transfer Plan”), the goal of which is to transfer the current process for commercial manufacture of the Active Material, develop protocols for testing the Active material, and finalize Specifications. SIEGFRIED and JAZZ PHARMACEUTICALS agree to designate one individual who will serve as a central liaison to the other at all times. The person designated will have the capability and authority to assist with coordination and resolution of any and all issues that might arise. SIEGFRIED shall perform validations for the Active Material at its Manufacturing Site, provide stability samples, and prepare the chemical manufacturing section for JAZZ PHARMACEUTICALS to file with FDA. A more detailed description, including the time schedule for completion of all transfer activities will be set forth in the Technology Transfer Plan to be attached hereto and made a part hereof. A preliminary baseline for the Technology Transfer Plan and the compensation to be paid to SIEGFRIED thereunder is attached as Schedule 2.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.2 Promptly upon completion of each development milestone by SIEGFRIED, as set forth in the Technology Transfer Plan, SIEGFRIED shall deliver to JAZZ PHARMACEUTICALS a complete written report or reports. A detailed description of such reports, as well as other reports to be provided by SIEGFRIED will be set forth in the Technology Transfer Plan. Within [ * ] after the delivery to JAZZ PHARMACEUTICALS of each report, JAZZ PHARMACEUTICALS shall either (a) accept such report and notify SIEGFRIED to proceed with the Technology Transfer Plan or (b) send SIEGFRIED written notice of SIEGFRIED’s failure to conduct such activities in accordance with the requirements set forth in the Technology Transfer Plan. SIEGFRIED agrees to take such corrective actions and to conduct such additional work required to satisfy the requirements set forth in the Technology Transfer Plan.

2.3 In consideration of SIEGFRIED’s conduct of the Technology Transfer Plan, JAZZ PHARMACEUTICALS agrees to pay SIEGFRIED the amounts set forth in the Technology Transfer Plan. JAZZ PHARMACEUTICALS shall only pay SIEGFRIED for milestones which are completed. A breakdown of costs for each milestone will be set forth in the Technology Transfer Plan. Payments for each milestone will be made within [ * ] of satisfactory completion, as determined by JAZZ PHARMACEUTICALS after review of the associated milestone completion summary reports discussed in Section 2.2 above and any other data generated through execution of the Technology Transfer Plan. SIEGFRIED shall not incur any costs in excess of the amounts set forth in the Technology Transfer Plan without the prior written consent of JAZZ PHARMACEUTICALS.

2.4 Upon completion of the Technology Transfer Plan and subject to Section 2.5 below, SIEGFRIED shall Manufacture the Active Material in accordance with the Specifications, cGMP, the Quality Agreement and all applicable Laws. All work specified hereunder shall be carried out by SIEGFRIED, or a subcontractor designated by SIEGFRIED in accordance with Section 10.2.

2.5 JAZZ PHARMACEUTICALS shall specify the Manufacturing Commencement Date by written notice to SIEGFRIED within [ * ] following (i) the approval of SIEGFRIED as a manufacturer of the Active Material, including approval of the Manufacturing Site by the FDA, DEA and any other applicable Regulatory Authority, and (ii) receipt of appropriate Quota. SIEGFRIED will provide all Manufacturing Services at the Manufacturing Site; provided, however, SIEGFRIED may transfer the Manufacturing Services to another facility located in the United States and owned by Siegfried (the “New Manufacturing Site”) upon the written approval of JAZZ PHARMACEUTICALS, such approval not to be unreasonably withheld. If SIEGFRIED wishes to transfer the Manufacturing Services to a New Manufacturing Site, it will provide JAZZ PHARMACEUTICALS with a written request that indicates the location of the New Manufacturing Site and the proposed timeline for the transfer of Manufacturing Services to the New Manufacturing Site. All costs associated with the transfer of the Manufacturing Services to the New Manufacturing Site, including any costs incurred by JAZZ PHARMACEUTICALS, will be the sole responsibility of SIEGFRIED. SIEGFRIED will not be allowed to transfer the Manufacturing Services to the New Manufacturing Site and JAZZ PHARMACEUTICALS will not have to approve the transfer to the New Manufacturing Site until (a) approval of the New Manufacturing Site by the FDA, DEA and any other applicable Regulatory Authority to manufacture the Active Material and (b) receipt of appropriate Quota for the New Manufacturing Site.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.6 From and after the Manufacturing Commencement Date, SIEGFRIED shall perform the Manufacturing Services set forth on Schedule 3 attached hereto. JAZZ PHARMACEUTICALS shall purchase at least sixty percent (60%) of its requirements of Active Material for the Territory from SIEGFRIED. JAZZ PHARMACEUTICALS may establish other suppliers as additional manufacturers of up to forty percent (40%) of its requirements of Active Material. If SIEGFRIED, for reasons within its control, does not, or cannot, meet all of the JAZZ PHARMACEUTICALS’ Firm Orders (as herein below defined) for the Active Material submitted pursuant to the terms and conditions of this Agreement, JAZZ PHARMACEUTICALS may purchase more than forty percent (40%) of its requirements from such manufacturers, but only to the extent, and only for so long as, SIEGFRIED does not, or cannot, meet all of the JAZZ PHARMACEUTICALS’ Firm Orders; provided, however, if SIEGFRIED cannot meet JAZZ PHARMACEUTICALS’ Firm Orders for a period of more than [ * ] for any reason or reasons not constituting a Force Majeure Event as defined in Article 13, JAZZ PHARMACEUTICALS will not be obligated to return any portion of its requirements that it has transferred to another manufacturer back to SIEGFRIED.

2.7 No later than the [ * ] of each calendar month during the term of the Agreement, JAZZ PHARMACEUTICALS shall furnish to SIEGFRIED a written rolling [ * ] forecast of JAZZ PHARMACEUTICALS’ anticipated purchases, including shipment dates, of the Active Material (the “Forecast”). The first [ * ] covered in each [ * ] Forecast provided shall constitute a firm order (each, a “Firm Order”); the remaining [ * ] covered by each Forecast shall be a non-binding estimate only. Each Forecast shall cover a [ * ] forecast period starting the first (1st) day of the calendar month that is [ * ] in which JAZZ PHARMACEUTICALS provided such Forecast to SIEGFRIED. By way of example, the Forecast which JAZZ PHARMACEUTICALS provides by [ * ] shall cover the period from [ * ]. For amounts of the Active Material set forth in the Forecast, JAZZ PHARMACEUTICALS and SIEGFRIED realize that the Quota may restrict manufacturing and hence delivery of shipments throughout the calendar year for which such Quota applies. If the Quota restricts, or is anticipated to restrict, SIEGFRIED’s ability to meet the manufacturing requirements set forth in the Forecast, SIEGFRIED will promptly notify JAZZ PHARMACEUTICALS and the parties will meet and agree on a plan to resolve the anticipated shortfall in requested Active Material within [ * ]. Each Firm Order shall be in writing and shall specify the Active Material ordered, the quantity ordered, the price pursuant to Schedule 4 and the required delivery date, giving SIEGFRIED a lead time of [ * ]. Shorter lead times for Active Material deliveries, if deemed necessary by JAZZ PHARMACEUTICALS, may be agreed upon between the Parties in good faith.

2.8 Firm Orders placed with SIEGFRIED by JAZZ PHARMACEUTICALS pursuant to the provisions of Section 2.7 shall be acknowledged by SIEGFRIED in writing within [ * ] of receipt thereof. SIEGFRIED will use commercially reasonable efforts to ensure that all Active Material ordered by the JAZZ PHARMACEUTICALS in accordance with this Agreement will be shipped in accordance with the delivery dates specified in the JAZZ PHARMACEUTICALS’ Firm Order but in no event shall the actual delivery date be [ * ] from the date of delivery specified in the JAZZ PHARMACEUTICALS’ Firm Order, and SIEGFRIED will notify the JAZZ PHARMACEUTICALS promptly of any significant anticipated delay no later than [ * ] prior to such delivery date.

2.9 The Parties acknowledge that the Active Material is scheduled under the Federal Controlled Substances Act. SIEGFRIED is required to obtain a Quota from the DEA before producing the Active Material. In that regard, throughout the term hereof, SIEGFRIED will submit to DEA in a timely manner all documents required by the DEA to obtain a Quota sufficient to meet JAZZ PHARMACEUTICALS’ Forecasts made pursuant to Section 2.7. Additional request(s) will be submitted by SIEGFRIED to DEA in a timely manner as necessary to reflect changes in JAZZ PHARMACEUTICALS’ Forecasts of Active Material. SIEGFRIED further agrees to use its commercially reasonable efforts to obtain a Quota from the DEA that allows SIEGFRIED to manufacture all Forecasts for the Active Material including cooperating with the JAZZ PHARMACEUTICALS in connection with any discussions with the DEA regarding a Quota. SIEGFRIED ACKNOWLEDGES THAT TIME IS OF THE ESSENCE IN PERFORMING ITS OBLIGATIONS UNDER THIS SECTION.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.10 SIEGFRIED will use its commercially reasonable efforts to avoid any loss of Active Material. If and to the extent that Active Material is spilled, scrapped or otherwise unusable hereunder, SIEGFRIED will dispose of such Active Material in accordance with applicable regulations and will prepare all necessary disposal reporting documents and furnish such to DEA in accordance with applicable regulations and take such steps as are necessary to reclaim such lost amounts of Active Material for the Quota in the same Quota year any such loss occurs. In the event of any diversion of Active Material, SIEGFRIED will prepare all required diversion reports and will provide a copy to JAZZ PHARMACEUTICALS, if legally permissible, at least [ * ] prior to the filing thereof with the DEA in accordance with applicable regulations.

2.11 The Active Material ordered by JAZZ PHARMACEUTICALS pursuant to Firm Orders shall be delivered [ * ] (as per INCOTERMS 2000, made a part hereof by reference). Risk of loss or of damage to the Active Material ordered by JAZZ PHARMACEUTICALS pursuant to Firm Orders shall remain with SIEGFRIED until the Active Material is made available for loading onto the carrier’s vehicle by SIEGFRIED for shipment at the shipping point at which time risk of loss or damage shall transfer to JAZZ PHARMACEUTICALS. SIEGFRIED shall, in accordance with the JAZZ PHARMACEUTICALS’ instructions and as agent for JAZZ PHARMACEUTICALS, arrange for shipping to be paid by JAZZ PHARMACEUTICALS. JAZZ PHARMACEUTICALS shall arrange for insurance and shall select the freight carrier used by SIEGFRIED to ship the Active Material and may monitor SIEGFRIED’s shipping and freight practices as they pertain to this Agreement. The Active Material shall be transported in accordance with the Specifications and all applicable Laws. Notwithstanding the foregoing, there will be no additional charge by SIEGFRIED for storage for a period of up to [ * ] from the date of invoice of Firm Orders paid for by JAZZ PHARMACEUTICALS but held for shipment which Firm Orders do not exceed at any given time [ * ] of the then-current Forecast; provided however that in no event will such stored Firm Orders exceed [ * ]. The storage quantities of Active Material in excess of the amounts provided for in the preceding sentence must be mutually agreed-upon by the Parties.

2.12 During the term of this Agreement, JAZZ PHARMACEUTICALS shall disclose and deliver to SIEGFRIED all material information in JAZZ PHARMACEUTICALS’ possession relating to the Manufacture, which may reasonably assist SIEGFRIED in performing its obligations hereunder.

2.13 In connection with obtaining approval to manufacture the Active Material and Quota from the DEA, SIEGFRIED will deliver a letter to the DEA authorizing the DEA to release to JAZZ PHARMACEUTICALS any and all information with respect to the Active Material that SIEGFRIED has provided directly to the DEA for the purposes of allowing DEA to communicate with SIEGFRIED regarding Quota in its capacity as a contract manufacturer for JAZZ PHARMACEUTICALS and to allow DEA to provide SIEGFRIED with preliminary estimates of the Quota to be issued to SIEGFRIED. SIEGFRIED will also authorize JAZZ PHARMACEUTICALS to interact directly with the DEA on SIEGFRIED’s behalf on all matters pertaining to the Quota and represent the Parties in all meetings with the DEA provided that SIEGFRIED will be allowed to participate in such meetings if it so desires.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.	PRODUCT QUALITY

3.1 SIEGFRIED shall take reasonable best precautions and institute effective procedures to ensure that the Manufacture is and remains fully compliant with the Quality Agreement, cGMP, the Specifications and all applicable Laws.

3.2 JAZZ PHARMACEUTICALS or its designee shall examine the Active Material produced by Siegfried within [ * ] of JAZZ PHARMACEUTICALS’ or its designee’s receipt thereof in order to determine compliance with the Specifications and cGMP. If, in JAZZ PHARMACEUTICALS’ or its designee’s opinion, the Active Material delivered does not comply with the Specifications or cGMP, JAZZ PHARMACEUTICALS shall notify SIEGFRIED within [ * ] after JAZZ PHARMACEUTICALS’ or its designee’s determination made within the aforesaid [ * ] period that the Active Material delivered does not comply with the Specifications or cGMP (or, in the case of any Hidden Defects, within [ * ] after discovery by JAZZ PHARMACEUTICALS) in writing thereof. If JAZZ PHARMACEUTICALS does not notify SIEGFRIED accordingly within the specified time set forth above, the Active Material is deemed accepted, provided that JAZZ PHARMACEUTICALS retains the right to reject the Active Material at a later time in case of Hidden Defects, in which case JAZZ PHARMACEUTICALS shall inform SIEGFRIED within [ * ] in writing thereof. Any claims by JAZZ PHARMACEUTICALS regarding Active Material delivered shall specify in reasonable detail the nature and basis for the claim and cite SIEGFRIED’s relevant batch numbers or other information to enable specific identification of the Active Material involved. SIEGFRIED agrees to review any written claim made by JAZZ PHARMACEUTICALS regarding the quality of the Active Material and to provide JAZZ PHARMACEUTICALS with the results of such review in writing within [ * ] of receiving JAZZ PHARMACEUTICALS’ claim. If such review and testing by SIEGFRIED confirms that a certain quantity of Active Material did not meet the Specifications, JAZZ PHARMACEUTICALS shall have the right to reject such Batch of Active Material.

3.3 If the Parties fail to agree as to whether a delivered quantity of Active Material complies with cGMP and the Specifications at the time of delivery, the Parties agree to have the Batch in dispute tested and further analysed by an independent testing laboratory selected by agreement between the Parties. The decision of the independent testing laboratory shall be deemed final as to any dispute over Active Material quality. Should the laboratory’s testing determine that delivered Active Material does not comply with the Specifications or cGMP, SIEGFRIED shall bear all costs for the independent laboratory testing and JAZZ PHARMACEUTICALS shall have the right to reject such Batch of Active Material. If said quantity of Active Material is determined by the independent laboratory to have met the Specifications and cGMP, then JAZZ PHARMACEUTICALS shall bear all costs of the independent laboratory testing and compensate SIEGFRIED for the Batch in question as set out in this Agreement.

3.4 In the event JAZZ PHARMACEUTICALS rejects Product in accordance with Section 3.2 above and SIEGFRIED does not dispute such rejection, or if the independent testing laboratory selected by agreement between the Parties in accordance with Section 3.2 above determines that delivered Active Material does not comply with the Specifications or cGMP, and the deviation is determined to arise from SIEGFRIED’s failure to provide the Manufacturing Services in accordance with Specifications or cGMPs, SIEGFRIED shall promptly, at JAZZ PHARMACEUTICALS’ election, either: (i) offset such amount against other amounts due to SIEGFRIED hereunder; or (ii) replace such Active Material with conforming Active material without JAZZ PHARMACEUTICALS being liable for payment therefor under Section 6.1 below. Such credit or replacement will be JAZZ PHARMACEUTICALS’ sole remedy for such rejected Active Material provided SIEGFRIED provides replacement or credit within [ * ] of notice of rejection or, in the event of a dispute regarding compliance, within [ * ] of notice the independent testing laboratory selected by agreement between the Parties in accordance with Section 3.2 has determined that delivered Active Material did not comply with the Specifications or cGMP.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.5 Each Party shall promptly notify the other party if any Batch of the Active Material is alleged or proven to be the subject of a recall, market withdrawal or correction ordered by the FDA or any other Regulatory Authority in the Territory. The Parties shall cooperate in good faith to handle and dispose of such recall, market withdrawal or correction; provided, however, that in the event of a disagreement as to any matters related to such recall, market withdrawal or correction, JAZZ PHARMACEUTICALS’ decision shall prevail. JAZZ PHARMACEUTICALS shall bear all the costs of any such recall, market withdrawal or correction unless such recall, market withdrawal or correction was the result of SIEGFRIED’S breach of any of its representations and warranties set forth in Article 11 below, in which case SIEGFRIED shall bear all costs of such recall, market withdrawal, or correction subject to the limitations set forth in Article 12. If SIEGFRIED asks for a recall and provides written detail regarding the specific reasons for the request that would be sufficient to justify it to an individual familiar with the pharmaceutical industry, and JAZZ PHARMACEUTICALS declines to initiate a recall, SIEGFRIED shall not be liable for any consequences or damages arising after JAZZ PHARMACEUTICALS has had a period of time reasonable under the circumstances (which period shall in no event exceed [ * ], and is referred to as the “Evaluation Period”) to assess the requested recall, and JAZZ PHARMACEUTICALS shall defend, indemnify and hold SIEGFRIED harmless with respect to any liability arising after the end of the Evaluation Period and resulting from JAZZ PHARMACEUTICALS’ decision not to initiate a recall, regardless of any other provisions of this Agreement.

4.	AUDITS AND INSPECTIONS

4.1 Each party shall forthwith upon execution of this Agreement appoint one of its employees to be a relationship manager responsible for liaison between the parties. The relationship managers shall meet not less than quarterly to review the current status of the business relationship, including, but not limited to, equipment and facilities updates, current and anticipated manufacturing capacity, planned work or changes to the Manufacturing Site where the Active Material is being produced and anticipated shut downs of such site, and manage any issues that have arisen.

4.2 SIEGFRIED shall keep records of the manufacture, testing and shipping of the Active Material, and retain samples of such Active Material as are necessary to comply with the Specifications and all manufacturing regulatory requirements and Laws applicable to SIEGFRIED, as well as to assist with resolving Active Material complaints and other similar investigations. Copies of such records and samples shall be retained for a period of seven (7) years, or longer if required by Law, after which SIEGFRIED may destroy such records unless JAZZ PHARMACEUTICALS specifies otherwise in advance.

4.3 JAZZ PHARMACEUTICALS may inspect SIEGFRIED reports and records relating to this Agreement during normal business hours and with reasonable advance notice, provided a SIEGFRIED representative is present during any such inspection. Furthermore, JAZZ PHARMACEUTICALS shall have the right, if JAZZ PHARMACEUTICALS reasonably deems it necessary, to request additional documentation from SIEGFRIED to verify SIEGFRIED’s calculation of any pass-through costs and cost increases.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4.4 SIEGFRIED shall provide JAZZ PHARMACEUTICALS and its licensees with reasonable access at mutually agreeable times to its Manufacturing Site in which the Active Material is manufactured, stored, handled or shipped in order to permit the JAZZ PHARMACEUTICALS’ and its licensees verification of SIEGFRIED’s compliance with the Agreement and with all applicable Laws. SIEGFRIED agrees to permit JAZZ PHARMACEUTICALS or its licensee to review SIEGFRIED’s standard operating procedures for the manufacture of the Active Material and those associated with the general facilities, equipment, or procedures required for compliance with cGMPs or DEA requirements. SIEGFRIED shall use commercially reasonable efforts to obtain the right for JAZZ PHARMACEUTICALS and its licensees to have similar inspection rights with respect to all third party suppliers used by SIEGFRIED to provide components to manufacture the Active Material. If deficiencies are found by JAZZ PHARMACEUTICALS or its licensees during the course of such inspections, the Parties will promptly meet to discuss and resolve them, and JAZZ PHARMACEUTICALS and its licensees will be entitled to make reasonable follow up inspections to monitor correction of the deficiencies. SIEGFRIED shall notify JAZZ PHARMACEUTICALS of any inspections by, or communications with, any governmental agency involving the Active Material. SIEGFRIED shall furnish to JAZZ PHARMACEUTICALS all material information supplied to, or supplied by, such Regulatory Authority or third party supplier to the extent that such report relates to the Active Material, or the ability of SIEGFRIED to supply such Active Material, within [ * ] of their receipt of such information or delivery of such information, as the case may be. SIEGFRIED will promptly correct any deficiencies noted by governmental agencies in any such inspections. Any licensee of JAZZ PHARMACEUTICALS permitted access to SIEGFRIED’s Manufacturing Site and records pursuant to this Section 4.4 will be bound by obligations of confidentiality at least as stringent as those set forth in Article 7 of this Agreement.

4.5 SIEGFRIED will supply on an annual basis an annual Manufacturing Services review which includes release test results, complaint test results, investigations in manufacturing, testing and storage, and the like, that JAZZ PHARMACEUTICALS reasonably requires in order to complete any filing under any applicable Law, including any annual product report that the JAZZ PHARMACEUTICALS is required to file with the FDA. SIEGFRIED will supply JAZZ PHARMACEUTICALS, no later than [ * ] following the last day of the preceding month, with a written summary report of the Active Material inventory for such prior month, in such detail requested and satisfactory to JAZZ PHARMACEUTICALS, in order that JAZZ PHARMACEUTICALS may properly account for the Active Material held by SIEGFRIED pursuant to this Agreement. At the JAZZ PHARMACEUTICALS’ request, SIEGFRIED will prepare on behalf of JAZZ PHARMACEUTICALS additional specialized annual product reports in accordance with the JAZZ PHARMACEUTICALS’ instructions. At the JAZZ PHARMACEUTICALS’ request and expense, SIEGFRIED will provide the data described in this Section 4.5 on a quarterly basis.

5.	REGULATORY

5.1 SIEGFRIED shall have the sole responsibility to obtain and maintain any required local, federal or other permits or approvals, including DEA approval, to allow SIEGFRIED to perform Manufacturing Services hereunder. JAZZ PHARMACEUTICALS shall use commercially reasonable efforts to assist SIEGFRIED, to the extent consistent with JAZZ PHARMACEUTICALS’ obligations under this Agreement, to obtain FDA and other regulatory approval for the manufacture of the Active Material by SIEGFRIED as quickly as reasonably possible. Copies of all relevant Chemistry and Manufacturing Controls (“CMC”) submissions and any related FDA correspondence are to be provided to SIEGFRIED by JAZZ PHARMACEUTICALS.

5.2 Prior to filing any CMC-related documents with the FDA or other Regulatory Authority that incorporate data generated by SIEGFRIED, JAZZ PHARMACEUTICALS shall provide SIEGFRIED with a copy of the documents incorporating such data so as to give SIEGFRIED a reasonable opportunity to verify the accuracy and regulatory validity of such documents as they relate to the SIEGFRIED generated data.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.3 At least [ * ] prior to filing with the FDA the CMC section of a NDA covering manufacture of the Active Material by SIEGFRIED, JAZZ PHARMACEUTICALS shall provide SIEGFRIED with a copy of the CMC portion as well as all supporting documents which have been relied upon to prepare the CMC portion so as to permit SIEGFRIED to verify that the CMC portion accurately describes the work that SIEGFRIED has performed and the manufacturing processes that SIEGFRIED will perform pursuant to this Agreement.

5.4 Subject to Section 5.5 below, if JAZZ PHARMACEUTICALS does not provide SIEGFRIED with the documentation requested under paragraph (c) above within the time stipulated in these paragraphs and if SIEGFRIED reasonably believes that SIEGFRIED’s standing with the FDA may be jeopardized, SIEGFRIED may, in its reasonable, good faith discretion, delay or postpone the FDA pre-approval inspection (“PAI”) until such time SIEGFRIED has reviewed the requested documentation and is satisfied with its contents provided that such review will be completed within [ * ] of SIEGFRIED’s receipt of such documentation from JAZZ PHARMACEUTICALS.

5.5 If in SIEGFRIED’s good faith discretion, acting reasonably, SIEGFRIED determines that any of the information provided by JAZZ PHARMACEUTICALS in accordance with Sections 5.2 and 5.3 above is inaccurate or deficient in any material manner (the “Deficiencies”), SIEGFRIED shall notify JAZZ PHARMACEUTICALS in writing of such Deficiencies within [ * ] of receipt of such information from JAZZ PHARMACEUTICALS. Failure to notify JAZZ PHARMACEUTICALS within the applicable period set forth above will constitute SIEGFRIED’s acceptance of the documentation provided in accordance with Sections 5.2 and 5.3 above. Until such Deficiencies have been resolved or agreement has been reached with JAZZ PHARMACEUTICALS, SIEGFRIED reserves the right not to participate in the PAI. In such event, SIEGFRIED’s non-participation in the PAI shall not be construed as a breach of any of its obligations under this Agreement. Any such PAI that is delayed shall be rescheduled as soon as reasonably practicable.

6.	COMPENSATION AND TERMS OF PAYMENT

6.1 In consideration for the supply of the Active Material by SIEGFRIED to JAZZ PHARMACEUTICALS under the terms of this Agreement, JAZZ PHARMACEUTICALS shall pay SIEGFRIED the amounts as set out in Schedule 4, subject to such adjustments as set forth in Section 6.2 below. The fees that are payable by JAZZ PHARMACEUTICALS for the Active Material as set forth on Schedule 4 are based on the actual annual volume of Active Material ordered by JAZZ PHARMACEUTICALS in any Year (“Actual Ordered Product”). The Parties shall estimate the fees payable by JAZZ PHARMACEUTICALS in any Year based on the Forecasts provided by JAZZ PHARMACEUTICALS under Section 2.7 above. Within [ * ] of the end of the each Year, the Parties shall reconcile the difference which may be payable by either Party based on the Actual Ordered Product for such Year. If the Actual Ordered Product for such Year is in a tier with a higher cost than that used to calculate the fees for such Year, JAZZ PHARMACEUTICALS shall pay SIEGFRIED the difference owed in accordance with Section 6.4 below. If the Actual Ordered Product for such Year is in a tier with a lower cost than that used by the Parties to estimate the fees for such Year, SIEGFRIED shall credit or refund, at JAZZ PHARMACEUTICALS’ option, JAZZ PHARMACEUTICALS for such overpayment.

6.2 On the first day of the applicable Year during the term of this Agreement, SIEGFRIED shall be entitled to an adjustment to the fees set forth on Schedule 4 (i) for Manufacturing Services in respect of the Active Material other than raw materials costs (“Conversion Costs”) to reflect increases in manufacturing costs, which adjustment shall not exceed the increase in the Producers’ Price Index, Pharmaceuticals Preparations, NAICS 325412 (“PPI”) of the immediately preceding month compared to the same month of the preceding Year, unless the parties otherwise agree in writing; and (ii) for raw material costs to pass on the actual documented amount of any increase or decrease in such costs. SIEGFRIED will use commercially reasonable efforts to minimize raw material costs. Notwithstanding the foregoing, if at any time market conditions result in SIEGFRIED’s cost of raw materials being materially greater than or less than the raw material costs anticipated for the current Year when pricing was determined in January of such year, then there shall be an adjustment to the raw material costs used in the calculation of the fees set forth on Schedule 4 to reflect such increase or decrease in costs for the period of such material increase or decrease in costs. For the purpose of this Section 6.2, the threshold for materially greater than or less than shall be defined as [ * ] for the Active Material in the relevant Year.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

6.3 For changes to the Specifications or manufacturing processes that are required by applicable Laws (“Required Manufacturing Changes”), SIEGFRIED and the JAZZ PHARMACEUTICALS shall cooperate in making such changes and use commercially reasonable efforts to implement such changes promptly in a manner that minimizes any effect on the supply hereunder to JAZZ PHARMACEUTICALS of the Active Material meeting Specifications. All costs associated with Required Manufacturing Changes directly related to the Manufacturing Site that are not required solely to permit SIEGFRIED to Manufacture the Active Material shall be borne by SIEGFRIED. All other costs associated with Required Manufacturing Changes under this Agreement, including, without limitation, obsolete raw material, regulatory filings, work in process, equipment and Active Material shall be borne by JAZZ PHARMACEUTICALS. Amendments to the Specifications or the Quality Agreement requested by JAZZ PHARMACEUTICALS that are not Required Manufacturing Changes (“JAZZ PHARMACEUTICALS Requested Changes”) will only be implemented following a technical and cost review by SIEGFRIED and are subject to JAZZ PHARMACEUTICALS and SIEGFRIED reaching agreement as to revisions, if any, to the fees specified in Schedules 4 necessitated by any such amendment. Amendments to the Specifications, the Quality Agreement or the Manufacturing Site requested by SIEGFRIED that are not Required Manufacturing Changes (“SIEGFRIED Requested Changes”) will only be implemented following the approval of JAZZ PHARMACEUTICALS, such approval not to be unreasonably withheld, and the costs of the SIEGFRIED Requested Changes will be borne by SIEGFRIED. If JAZZ PHARMACEUTICALS accepts a proposed fee change, the proposed change in the Specifications shall be implemented, and the fee change shall become effective only with respect to those orders of the Active Material that are manufactured in accordance with the revised Specifications. In addition, with respect to JAZZ PHARMACEUTICALS Requested Changes, JAZZ PHARMACEUTICALS agrees to purchase, at SIEGFRIED’s cost therefor (including all costs incurred by SIEGFRIED in connection with the purchase and handling of such inventory), all Inventory utilized under the “old” Specifications and purchased or maintained by SIEGFRIED in order to fill Firm Orders or in accordance with Section 2.7 above, to the extent that such inventory can no longer be utilized under the revised Specifications. Open purchase orders for raw materials no longer required under any revised Specifications that were placed by SIEGFRIED in accordance with this Agreement with suppliers in order to fill Firm Orders or in accordance with Section 2.7 shall be cancelled where possible, and where such orders are not subject to cancellation without penalty, shall be assigned to and satisfied by JAZZ PHARMACEUTICALS.

6.4 Invoices will be issued by SIEGFRIED and sent to JAZZ PHARMACEUTICALS upon shipment of the Active Material in accordance with Section 2.11 of this Agreement. Each such invoice shall, to the extent applicable, identify the JAZZ PHARMACEUTICALS purchase order number, Active Material quantities, unit price, freight charges and the total amount to be remitted by JAZZ PHARMACEUTICALS. JAZZ PHARMACEUTICALS shall pay all such invoices within [ * ] of the date thereof by wire transfer. Notwithstanding the foregoing, JAZZ PHARMACEUTICALS may withhold any amounts invoiced by SIEGFRIED that it disputes in good faith. If JAZZ PHARMACEUTICALS disputes any invoice, JAZZ PHARMACEUTICALS shall within [ * ] after such invoice is furnished to it notify SIEGFRIED that it disputes the accuracy or appropriateness of such invoice and specify the particular respects in which such invoice is inaccurate or inappropriate. JAZZ PHARMACEUTICALS and SIEGFRIED will make good faith efforts to resolve any disputes within [ * ] thereafter. Any amounts that are disputed by JAZZ PHARMACEUTICALS shall not be due until [ * ] following the resolution of such dispute.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

6.5 The Parties agree that, unless set out otherwise in this Agreement, all payments made to SIEGFRIED pursuant to this Agreement shall be non-refundable and that the expiration or termination of this Agreement shall not relieve JAZZ PHARMACEUTICALS of its obligation to pay any outstanding balances due.

7.	CONFIDENTIAL INFORMATION

7.1 Each Party agrees to retain in strict confidence and not to disclose, divulge or otherwise communicate to any third party or entity any Confidential Information of the other Party (or its Affiliate), whether disclosed prior to, or after the date of signature of this Agreement or of prior secrecy agreements. The Parties further agree not to use any such Confidential Information for any other purpose, except pursuant to, and in order to carry out, the terms and objectives of this Agreement, except that each Party may disclose Confidential Information of the other Party to its (or its Affiliate’s) officers, directors, employees, agents, consultants, subcontractors or representatives (the “Entitled Persons”), who, in each case, need to know such information for purposes of the implementation and performance by the Receiving Party of this Agreement, who will use the Information only for such limited purposes and who are bound by obligations of confidentiality at least as stringent as those set forth in this Agreement.

7.2 Each Party agrees to use with respect to Confidential Information of the other Party at least the same standard of care as it uses to protect proprietary or confidential information of its own of comparable sensitivity and to exercise every reasonable precaution to prevent and restrain the unauthorized disclosure of such Confidential Information by any of its Entitled Persons.

7.3 Each Party warrants that each of its Entitled Persons to whom any Confidential Information is revealed shall previously have been informed of the confidential nature of the Confidential Information and shall be under professional secrecy or shall have agreed to be bound by the terms and conditions of this Article 6 or by confidentiality obligations equal to this Article 6.

7.4 The provisions of this Article 7 shall not apply to any Confidential Information disclosed hereunder which was either (a) independently developed or known by the Receiving Party prior to its disclosure to the Receiving Party by the Disclosing Party, as evidenced by written records; or (b) before or after the date of disclosure to the Receiving Party by the Disclosing Party is in the public domain or lawfully disclosed to the Receiving Party by an independent, unaffiliated third party rightfully in possession of the Confidential Information and not under any confidentiality obligation towards the Disclosing Party with regard to such Confidential Information; or (c) is required to be disclosed by the Receiving Party to the officials of a Regulatory Authority or to comply with applicable laws, to defend or prosecute litigation or to comply with governmental laws or regulations, judicial orders or valid subpoenas, provided that the Receiving Party provides prior written notice of such intended disclosure to the Disclosing Party and takes reasonable and lawful actions to avoid and/or minimize the degree of such disclosure. The burden of proof lies with the Party alleging one of the above exceptions. Nonetheless, such Party shall not disclose that the same Confidential Information was also acquired from the other Party.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

7.5 Except as otherwise provided for under this Agreement, nothing herein shall be construed as giving either Party any right, title or interest in or ownership of the Confidential Information of the other Party. For the purposes of this Agreement, specific information disclosed as part of the Confidential Information shall not be deemed to be in the public domain or in prior possession of the Receiving Party merely because it is embraced by more general information in the public domain or by more general information in the prior possession of the Receiving Party.

7.6 Except as may be required by law or regulation, or in response to a valid subpoena or other judicial order, neither Party shall disclose the terms of this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld, except that the Parties may disclose the terms of this Agreement to the Parties’ or third parties’ accountants and attorneys, provided any such attorney or accountant receiving information concerning the terms of this Agreement is either bound by professional secrecy or agrees to be bound by confidentiality obligations equal to this Article 7 with respect to such information.

7.7 The confidentiality obligations of the Parties contained in this Article 7 shall remain binding upon both Parties during the term of this Agreement and for a period of ten (10) years after the termination or expiry of this Agreement, regardless of the cause of such termination. The Parties acknowledge that any breach of this Article 7 will constitute irreparable harm, and that the non-breaching Party shall be entitled to specific performance or injunctive relief to enforce this Article 6 in addition to whatever remedies such Party may otherwise be entitled to at law or in equity.

7.8	The confidentiality provisions of this Agreement extend to the Parties and their Affiliates.

8.	INTELLECTUAL PROPERTY

8.1 SIEGFRIED hereby assigns, releases, and transfers to JAZZ PHARMACEUTICALS its entire right, title and interest in and to any invention, discovery or improvement to the extent it is specific to the development, manufacture and use of the Active Material that is the subject of the Manufacturing Services (whether patentable or not) made or conceived by SIEGFRIED’s employees or contractors, including, without limitation, manufacturing, manufacturing processes and procedures, analytical process, procedure or method, analytical results, and any route(s) of synthesis provided, however, JAZZ PHARMACEUTICALS hereby grants to SIEGFRIED a paid-up, worldwide, nonexclusive, nontransferable license to use patented inventions, discoveries, or improvements solely for purposes of providing Manufacturing Services pursuant to this Agreement.

8.2 JAZZ PHARMACEUTICALS shall own all right, title and interest in and to any Intellectual Property specific to the development, manufacture and use of the Active Material (whether patentable or not) made or conceived by JAZZ PHARMACEUTICALS employees or by any JAZZ PHARMACEUTICALS contractor, including, without limitation, any manufacturing or analytical process, procedure or method or any source of synthesis given to SIEGFRIED.

8.3 All Intellectual Property generated or derived by SIEGFRIED in the course of performing the Manufacturing Services which are not related to or derived from the JAZZ PHARMACEUTICALS’ Intellectual Property or specific to, or dependent upon, the Active Material and which have general application to manufacturing processes or formulation development of drug product or drug delivery systems shall be the exclusive property of SIEGFRIED (the “SIEGFRIED Intellectual Property Rights”). SIEGFRIED hereby grants to JAZZ PHARMACEUTICALS, a non-exclusive, paid-up, royalty-free, transferable license of the SIEGFRIED Intellectual Property Rights which JAZZ PHARMACEUTICALS may use for the manufacture of the Active Material pursuant to this Agreement.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

8.4 SIEGFRIED shall promptly disclose to JAZZ PHARMACEUTICALS any and all inventions, discoveries and improvements specific to the development, manufacture and use of the Active Material (collectively “Inventions”), by SIEGFRIED’s employees or contractors, either alone or together with JAZZ PHARMACEUTICALS’ employees or contractors, and shall assign all its interests to JAZZ PHARMACEUTICALS or its designee in accordance with Section 8.1. SIEGFRIED shall execute at JAZZ PHARMACEUTICALS’ expense any assignments, applications or other instruments or documents reasonably requested by JAZZ PHARMACEUTICALS in accordance with this Article 8 and, at JAZZ PHARMACEUTICALS’ expense, give testimony which shall be deemed necessary to apply for and obtain Letters Patent of the United States or of any other country and otherwise to perfect JAZZ PHARMACEUTICALS’ interest therein. SIEGFRIED’s and JAZZ PHARMACEUTICALS’ obligations hereunder shall survive termination of this Agreement.

9.	TERM AND TERMINATION

9.1 Subject to earlier termination pursuant to this Article 9 or as stipulated for elsewhere in this Agreement, this Agreement shall become effective on the date when signed by the second Party and continue in full force and effect for an initial period of five (5) years (hereinafter “Initial Period”), to be automatically renewed for three (3) year periods at a time, subject to the right of either Party to terminate this Agreement at any time at the end of the Initial Period or any subsequent three (3) year period with at least eighteen (18) months prior written notice to the other Party.

9.2 Either Party at its sole option may immediately terminate this Agreement upon written notice, but without prior advance notice, to the other Party in the event that: (i) the other Party is declared insolvent or bankrupt by a court of competent jurisdiction; (ii) a voluntary petition of bankruptcy is filed in any court of competent jurisdiction by such other Party; or (iii) this Agreement is assigned by such other Party for the benefit of creditors.

9.3 Either Party at its sole option may terminate this Agreement upon written notice in circumstances where the other Party has failed to remedy a material breach of any of its representations, warranties or other obligations under this Agreement within [ * ] following receipt of a written notice (the “Remediation Period”) of said breach that expressly states that it is a notice under this Section 9.3 (a “Breach Notice”). The aggrieved Party’s right to terminate this Agreement pursuant to this Section 9.3 may only be exercised for a period of [ * ] following the expiry of the Remediation Period (in circumstances where the breach has not been remedied) and if the termination right is not exercised during this period then the aggrieved Party shall be deemed to have waived the breach of the representation, warranty or obligation described in the Breach Notice; provided, however, that such waiver shall only apply to the specific occurrence of the breach described in the Breach Notice.

9.4 JAZZ PHARMACEUTICALS may terminate this Agreement at any time on or after December 31, 2011 upon [ * ] notice if SIEGFRIED has not (i) obtained approval as a manufacturer of the Active Material, including approval of SIEGFRIED’s facility by the FDA, DEA and any other applicable Regulatory Authority or (ii) obtained a Quota for the Active Material for calendar year 2011.

9.5 JAZZ PHARMACEUTICALS may terminate this Agreement upon [ * ] prior written notice if it intends to no longer order the Active Material due to its decision to discontinue the use of the Active Material in its commercial pharmaceutical products.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

9.6 If this Agreement expires or is terminated for any reason (including a termination in the event of a Force Majeure Event), then (in addition to any other remedies either Party may have in the event of default by the other Party):

(a)	subject to the terms of the Agreement, the JAZZ PHARMACEUTICALS shall take delivery of and pay for all undelivered Active Material (i) (A) that is manufactured pursuant to a Firm Order and (B) that meets the Specifications and (C) was manufactured in accordance with the Quality Agreement and cGMPs at the price in effect at the time the Firm Order was placed and (ii) all raw materials identified to the Active Material acquired or produced by SIEGFRIED in good faith reliance on the Forecasts delivered by JAZZ PHARMACEUTICALS hereunder;

(b)	SIEGFRIED shall continue to provide manufacturing and quality assurance support and support of the stability studies for the Active Material until the expiration date of the last production Batch of the Active Material purchased by JAZZ PHARMACEUTICALS hereunder or the date required by any applicable Law or Regulatory Authority in the Territory, whichever is later, provided, however, if JAZZ PHARMACEUTICALS terminates this Agreement other than pursuant to Section 9.2 or 9.3, JAZZ PHARMACEUTICALS shall reimburse SIEGFRIED for the actual costs of any required support of the stability studies;

(c)	SIEGFRIED shall take all steps reasonably requested by JAZZ PHARMACEUTICALS to confirm the assignment to JAZZ PHARMACEUTICALS all of SIEGFRIED’s right, title and interest in the Inventions, including, without limitation, to execute or cause its employees or contractors to execute such documents as may be reasonably requested by JAZZ PHARMACEUTICALS to vest all such right, title and interest in such Inventions in JAZZ PHARMACEUTICALS, provided JAZZ PHARMACEUTICALS shall pay all reasonable expenses, including any of time and travel of SIEGFRIED’s employees, in connection with steps; and

(d)	Each Party shall return to the other party any Confidential Information of the other Party except for one (1) archival copy as may be required for purposes of compliance with any FDA regulation or other applicable Law or Regulatory Authority in the Territory.

Any termination or expiration of this Agreement shall not affect any outstanding obligations or payments due hereunder prior to such termination or expiration, nor shall it prejudice any other remedies that the parties may have under this Agreement.

9.7 The provisions of Articles 1, 7, 8, 11, 12, 16, 18, 19 and 20, and Sections 4.2, 9.6 and 9.7 shall survive the termination of this Agreement for any reason.

10.	ASSIGNMENT AND SUBCONTRACTING

10.1 This Agreement is binding upon and shall inure to the benefit of the Parties hereto and their successors and permitted assigns. This Agreement and any rights or obligations hereunder may be assigned or delegated only (i) with the consent of the other Party, or (ii) to the successor to all or substantially all of the business of a Party (whether by merger, consolidation, asset transfer or similar transaction) to which this Agreement relates, or (iii) to an Affiliate of either Party. Any other assignment or delegation by either Party without the prior written consent of the other Party is void.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

10.2 SIEGFRIED is not entitled to engage any subcontractor for conducting the work under this Agreement without the prior written consent of JAZZ PHARMACEUTICALS provided such subcontractor agrees in writing to all the terms and conditions of this agreement including the terms of Article 16 below. If a subcontractor is appointed, SIEGFRIED shall be responsible for all work performed by such subcontractor as if performed by itself.

11.	REPRESENTATIONS AND WARRANTIES

11.1 Warranties by Each Party. Each of JAZZ PHARMACEUTICALS and SIEGFRIED hereby represents, warrants and covenants to the other Party as follows:

(a)	it is a corporation duly organized and validly existing under the laws of the state or other jurisdiction in which it is incorporated;

(b)	the execution, delivery and performance of this Agreement by such Party has been duly authorized by all requisite corporate action;

(c)	it has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

(d)	the execution, delivery and performance by such Party of this Agreement and its compliance with the terms hereof does not and will not conflict with or result in a breach of any term of, or constitute a default under (i) any agreement or instrument binding or affecting it or its property; (ii) its charter documents or bylaws; or (iii) any order, writ, injunction or decree of any court or governmental authority entered against it or by which any of its property is bound;

(e)	subject in the case of SIEGFRIED to the receipt of the Quota, it has obtained any consent, approval or authorization of, or notice, declaration, filing or registration with, any governmental or Regulatory Authorities required for the execution, delivery and performance of this Agreement by such Party, and the execution, delivery and performance of this Agreement will not violate any law, rule or regulation applicable to such Party;

(f)	this Agreement has been duly executed and delivered and constitutes such Party’s legal, valid and binding obligation enforceable against it in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to the availability of particular remedies under general equity principles; and

(g)	it shall comply with all applicable Laws, rules and regulations relating to its activities under this Agreement.

11.2	Warranties by SIEGFRIED. SIEGFRIED represents, warrants and covenants to JAZZ PHARMACEUTICALS that:

(a)	all Active Material delivered to JAZZ PHARMACEUTICALS or its designated Affiliates pursuant to this Agreement shall conform at the time of delivery with cGMP, applicable Laws and the Specifications and that such Active Material shall be manufactured in accordance with Article 2 hereof and the Quality Agreement;

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)	to its knowledge, no third party patents, copyrights, trademarks, trade secrets or other third party intellectual property rights will be infringed by SIEGFRIED’s performance of its obligations under this Agreement;

(c)	it will not use in any capacity, in connection with the Manufacturing Services to be performed under this Agreement, the services of any person debarred or suspended under 21 U.S.C. §335(a) or (b). SIEGFRIED represents that it does not currently have, and covenants that it will not hire, as an officer or an employee any person who has been convicted of a felony under the laws of the United States for conduct relating to the regulation of any drug product under the Act; and

(d)	at the time of its delivery at the Manufacturing Site, each Batch of the Active Material manufactured by SIEGFRIED will: (i) have an expiration date at the time of shipment equal to that approved by the FDA, (ii) conform to the Specifications and will be stored under proper conditions; and (iii) not be adulterated or misbranded by SIEGFRIED within the meaning of the Act, or be an article which may not be introduced into interstate commerce under Sections 404 or 505 of such Act.

11.3 EXCEPT AS EXPRESSLY WARRANTED IN THIS AGREEMENT, SIEGFRIED EXTENDS NO OTHER WARRANTIES OR REPRESENTATIONS COVERING THE PRODUCT, EXPRESS OR IMPLIED, AND SIEGFRIED EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING THE WARRANTY OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. SIEGFRIED’S LIABILITY UNDER THESE WARRANTY PROVISIONS SHALL BE STRICTLY LIMITED TO THE REMEDIES PROVIDED FOR UNDER THIS AGREEMENT.

12.	LIABILITY AND INDEMNITY

12.1 Indemnification by JAZZ PHARMACEUTICALS. Subject to SIEGFRIED ’s compliance with its obligations in Section 12.3 hereof, JAZZ PHARMACEUTICALS hereby indemnifies, defends, and holds SIEGFRIED and its directors, officers, employees, agents and Affiliates harmless against any and all claims, losses, damages, expenses, reasonable attorneys’ fees (regardless of outcome), settlement costs and judgments (a) to which SIEGFRIED may be subject with respect to the Active Material or any Finished Dosage Form, (b) arising out of or resulting from any Finished Dosage Form or any other subsequent formulation, repackaging, distribution or other use of the Active Material supplied hereunder, including third party liability claims relating thereto. or (c) relating to or arising from any claim that the Manufacturing Services infringed a patent, copyright, trademark, trade secret or other intellectual property right of a third party, except to the extent that such losses, damages, expenses, fees, settlement costs or judgments result from (i) the breach by SIEGFRIED of its representations or warranties under Article 11 or (ii) the gross negligence or willful misconduct of SIEGFRIED, its employees or agents.

12.2 Indemnification by SIEGFRIED. Subject to JAZZ PHARMACEUTICALS’ compliance with its obligations in Section 12.3 hereof, SIEGFRIED hereby indemnifies, defends, and holds JAZZ PHARMACEUTICALS and its directors, officers, employees, agents, and Affiliates harmless against any and all losses, damages, expenses, reasonable attorneys’ fees (regardless of outcome), settlement costs and judgments arising out of or resulting from (a) SIEGFRIED’s breach of any of its representations or warranties under Article 11 above, including, but not limited to, development, manufacture, testing, shipping, storage, delivery and/or other handling or processing of the Active Material (except for a breach arising from the noncompliance of Active Material with the Specifications or cGMP, for which case the sole remedy shall be as prescribed in Section 3.4), (b) SIEGFRIED’s gross negligence or willful misconduct or (c) any injuries or claims of injuries which occur at the Manufacturing Site in connection with the Manufacturing Services, except to the extent that such losses, damages, expenses, fees, settlement costs or judgments result from (i) the breach by JAZZ PHARMACEUTICALS of its representations or warranties under Article 11 or (ii) the gross negligence or willful misconduct of JAZZ PHARMACEUTICALS, its employees or agents.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

12.3 Conditions to Indemnification. The indemnified Party shall give the indemnifying Party prompt written notice of any claim or the institution of any suit against the indemnified Party for which it may seek indemnification under this Article 12. The failure to give such notice shall not relieve the indemnifying Party from any liability that it may have to the indemnified Party under this Article 12, except to the extent that the indemnifying Party’s ability to defend such claim or suit is materially prejudiced by such failure to give notice. The indemnifying Party shall be entitled to participate in the defense of such claim or suit and to assume the control of such defense; provided, however, that the indemnified Party may elect to participate in, but not control, the defense of such claim or suit and to be represented by counsel, at its own expense, in connection therewith. The indemnifying Party shall not enter into any settlement agreement, which would materially adversely affect the rights or obligations of the indemnified Party under this Agreement without the indemnified Party’s prior written consent.

12.4 Limitation of Liability. Except in the case of SIEGFRIED’s gross negligence or wilful misconduct, SIEGFRIED’s total liability for any damages of any kind or nature (including any liability relating to a recall, market withdrawal or correction) shall not exceed in a Year the amount equal to [ * ].

12.5 EXCEPT WITH RESPECT TO AMOUNTS PAYABLE TO THIRD PARTIES, NEITHER PARTY SHALL BE RESPONSIBLE TO THE OTHER PARTY FOR SUCH OTHER PARTY’S LOST PROFITS OR INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING LOSS OR DAMAGE TO GOODWILL OR REPUTATION.

12.6 Debarment Certification. In accordance with the requirements of the Act, SIEGFRIED certifies that, to the best of its knowledge, SIEGFRIED is not and will not be using any person presently under investigation by the FDA for debarment action, or debarred under 21 U.S.C § 335a, in any capacity, in connection with the manufacture of Active Material. SIEGFRIED also certifies that, to the best of its knowledge, SIEGFRIED is not and will not be using any person or Affiliate for whom convictions subject to debarment have occurred in the last five (5) years in any capacity in connection with the manufacture of Active Material. If, at any time after execution of this Agreement, SIEGFRIED becomes aware that SIEGFRIED is using any person or any Affiliate that has been or is in the process of being debarred, SIEGFRIED hereby certifies that it will promptly notify JAZZ PHARMACEUTICALS of such.

12.7 Without limiting their obligations hereunder, both Parties shall maintain at their individual sole expense, commencing with the Effective Date and continuing throughout the term and any renewals thereof, sufficient insurance coverage to satisfy their obligations hereunder. Without derogating from the foregoing, this shall include, at minimum, the following insurance: (i) commercial general liability insurance, including broad form contractual liability and personal/ advertising injury coverage, with limits of not less than US $5,000,000 per occurrence and US $5,000,000 annual aggregate; (ii) product liability insurance with a coverage limit of not less than US $5,000,000 per occurrence and US $ 10,000,000 annual aggregate (iii) with respect to SIEGFRIED, workers compensation insurance with not less than minimum coverage limit as required by law; employers liability insurance of not less than $1,000,000 per accident/injury. The required limits for general liability and product liability may be satisfied through a combination of primary and umbrella coverage. Both Parties agree to endeavor to provide [ * ] notice of cancellation or non-renewal of required insurance. Prior to the performance of any activities under this Agreement, each Party shall provide the other with a certificate of insurance evidencing its respective insurance coverage. Required insurance shall be placed with carriers having a minimum A.M. Best rating of A- or better. If any required insurance is written on a claims-made basis, the policy holder/named insured shall be responsible for ensuring continuity of cover for claims which may be presented following policy expiry or cancellation.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

13.	FORCE MAJEURE

Either Party shall be excused from performing its obligations under this Agreement if its performance is delayed or prevented by any cause beyond such Party’s control, including but not limited to, act of God, fire, explosion, weather, disease, war, insurrection, civil strike, riots, labor strike, slow-downs or similar labor disturbances, power failure or energy shortages (“Force Majeure Event”) or a Force Majeure Event affecting a raw material supplier. Performance shall be excused only to the extent of and during the reasonable continuance of such disability. Any deadline or time for performance specified in this Agreement that falls due during or subsequent to the occurrence of any of the disabilities referred to herein shall be automatically extended for a period of time equal to the period of such disability. SIEGFRIED shall immediately notify JAZZ PHARMACEUTICALS if, by reason of any Force Majeure Event referred to herein, SIEGFRIED is unable to meet any deadline or time for performance specified in this Agreement. In the event that such Force Majeure Event cannot be removed or overcome within [ * ] (or such other period as the Parties jointly shall determine) from the date the Party affected first became affected, then either Party may, at any time after the expiration of such period, and for so long as such Force Majeure Event continues to exist, by written notice to the other Party, suspend or terminate this Agreement.

14.	INDEPENDENT PARTIES

Nothing herein, or in any attachments hereto, shall be deemed or construed to constitute or create between the Parties hereto a partnership, joint venture, agency, or other relationship other than as expressly set forth herein. Neither of the Parties shall be responsible for the acts or omissions of the other Party, and neither Party will have authority to speak for, represent or obligate the other Party in any way without prior written authority from the other Party.

15.	ENTIRE AGREEMENT AND LEGAL AUTHORITY

15.1 This Agreement and the Schedules attached hereto (which Schedules are deemed to be an integral part of this Agreement for all purposes) contain the full understanding of the Parties with respect to the subject matter hereof and supersede all prior understandings and writings relating thereto. No waiver, alteration or modification of any of the provisions hereof shall be binding unless made in writing and signed by the Parties.

15.2 Each Party represents and warrants to the other that it has the legal power, authority and right to enter into this Agreement and to perform its respective obligations set forth herein. This Agreement has been duly executed and delivered by each Party and constitutes the valid and binding obligation of such Party, enforceable against such Party in accordance with its terms.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

15.3 If any portion of this Agreement is held invalid by a court of competent jurisdiction, such portion shall be deemed to be of no force and effect and the Agreement shall be construed as if such portion had not been included herein, provided however, if the deletion of such provision materially impairs the commercial value of this Agreement to either Party, the Parties shall attempt to renegotiate such provision in good faith. The fact that any provision of this Agreement shall be prohibited or unenforceable in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the Parties to this Agreement waive any provision of law that renders any provision of this Agreement prohibited or unenforceable in any respect.

15.4 This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same Agreement.

16	EXCLUSIVITY

During the term of this Agreement and, except in the case of a termination by SIEGFRIED pursuant to Sections 9.2 or 9.3 or a termination by JAZZ PHARMACEUTICALS pursuant to Sections 9.4 or 9.5, for eighteen (18) months thereafter, SIEGFRIED will not develop, make, have made, use, sell, have sold, offer for sale, import or commercialize, or assist any other third party, in any of the foregoing with respect to the Active Material other than JAZZ PHARMACEUTICALS pursuant to this Agreement.

17.	PRECEDENCE OF AGREEMENT, WAIVERS AND FURTHER ASSURANCES

17.1 Unless expressly agreed otherwise in writing the terms outlined in this Agreement shall prevail over any terms and conditions outlined in any Firm Order or Firm Order confirmation for Active Material or any general terms and conditions of either Party, and such terms and conditions are hereby expressly excluded.

17.2 In case of conflicts between this Agreement and a Schedule hereto the provisions of this Agreement shall prevail. In case of conflicts between this Agreement and the Quality Agreement the provisions of this Agreement shall prevail.

17.3 The failure by either Party at any time to enforce any of the terms, provisions or conditions of this Agreement or to exercise any right hereunder shall not constitute or be construed to constitute a waiver of the same or affect that Party’s rights thereafter to enforce or exercise the same. No waiver of any term, provision or condition of this Agreement shall be effective unless it is in writing and signed by duly authorised persons on behalf of the waiving Party.

17.4 Each Party agrees to execute, acknowledge and deliver such further instruments, and to take such further actions, as may be necessary or appropriate in order to carry out the purpose and intent of this Agreement.

18.	NO PUBLICITY

Neither JAZZ PHARMACEUTICALS nor SIEGFRIED shall use the name of the other Party in any advertising or press release without the prior consent of the other Party; provided that this Article 18 shall not restrict JAZZ PHARMACEUTICALS from identifying SIEGFRIED and its work in connection with this Agreement to any Regulatory Authority or as required by law or regulation.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

19.	NOTICES

Any notice required under this Agreement shall be effective only if it is in writing and (i) delivered in person or (ii) deposited with a nationally recognized overnight delivery service, or (iii) sent by registered mail or (iv) dispatched by fax with copy of receipt, in which case such notice is to be confirmed by registered mail within [ * ]; in either case any notice is to be addressed to the applicable address set forth below or any other address as designated by either Party.

All notices or demands to be given between the Parties under this Agreement shall be addressed as follows:

if to SIEGFRIED:

Siegfried (USA) Inc

33 Industrial Park Road

Pennsville, NJ 08070

Attention: [ * ]

(Fax): [ * ]

if to JAZZ PHARMACEUTICALS:

Jazz Pharmaceuticals, Inc.

3180 Porter Drive

Palo Alto, CA 94304

Attention: President

(Fax): [ * ]

With a copy to:

Jazz Pharmaceuticals, Inc.

3180 Porter Drive

Palo Alto, CA 94304

Attention: General Counsel

(Fax): [ * ]

Either Party may change the above addresses, but no such change shall have any effect until the other Party has been properly notified of the change as set out hereinabove.

20.	GOVERNING LAW AND DISPUTE RESOLUTION

20.1 Governing Law. This Agreement is to be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflict of law principles. The Parties agree that the United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

20.2 Formal Dispute Resolution. In the event a dispute arises under this Agreement that can not be resolved by those with direct responsibility for the matter in dispute, such dispute shall be resolved by way of the following process:

(a) Management from JAZZ PHARMACEUTICALS and from SIEGFRIED shall meet to discuss the basis for the dispute and shall use their best efforts to reach a reasonable resolution to the dispute.

(b) If management fails to resolve the dispute within [ * ] of its receipt of written notice of the dispute, the matter in dispute shall be brought to the attention of senior management at JAZZ PHARMACEUTICALS and SIEGFRIED. Said management shall meet in person to negotiate a good faith resolution to the dispute within [ * ] of their receipt of written notice of the dispute.

(c) If such negotiations are unsuccessful, the matter may promptly be submitted by either party to and settled exclusively by arbitration in accordance with the Commercial Arbitration Rules, then in effect, of the American Arbitration Association (“AAA”), except to the extent modified herein or by agreement of the parties. Judgment on the award rendered may be entered in any court having jurisdiction thereof.

(d) Each Party shall, within [ * ] of receipt of notice that the matter has been referred to arbitration, appoint one arbitrator pursuant to a procedure to be agreed upon by the parties and shall commence arbitration as soon as practicable thereafter. Such appointed arbitrators shall jointly select a third arbitrator. The arbitrators shall not be empowered to award punitive or exemplary damages.

(e) Notwithstanding any provision to the contrary in the Rules, the Parties hereby stipulate that any arbitration hereunder shall be subject to the following special rules: (i) the arbitrators may require either Party to specifically perform its obligations under this Agreement and (ii) each Party shall bear its own costs and expenses of the arbitration and one-half (1/2) of the fees and costs of the arbitrators, subject to the power of the arbitrators, in their sole discretion, to award all such reasonable costs, expenses and fees, including, without limitation, attorney’s fees, to the prevailing Party.

(f) Notwithstanding any other provision of this Agreement, each Party shall still be entitled to access the courts to obtain appropriate injunctive relief.

(h) During the pendency of any dispute resolution procedure pursuant to this Section, the effectiveness of any notice of termination given pursuant to Section 9 shall be suspended.

(i) All mediations and arbitrations pursuant to this Agreement shall take place in the City of New York, New York, U.S.A. in the English Language.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in duplicate by their duly authorized representatives.

SIEGFRIED (USA) INC.

Date: April 1, 2010		April 5, 2010

By:	/s/ Walter Kittl	By:	/s/ Sandra Cernick

Name:	Walter Kittl	Name:	Sandra Cernick
Title:	General Manager	Title:	Director, Business Development

JAZZ PHARMACEUTICALS, INC.

Date: April 8, 2010

By:	/s/ Janne Wissel

Name:	Janne Wissel
Title:	SVP, Chief Regulatory Officer

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

List of Schedules

Schedule	Description	Content
1	Specifications	Details and technical description of Active Material
2	Baseline Technology Transfer Plan	Milestones, Cost, Assumptions, Timeline, Payment Terms
3	Manufacturing Services	Description of services to be provided by SIEGFRIED
4	Commercial Pricing	Purchase prices for Active Material

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE 1

Specifications

[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE 2

Baseline Technology Transfer Plan

[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE 3

Manufacturing Services

[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE 4 – COMMERCIAL PRICING

[ * ]

849150 v3/HN

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.